MEDIA CONTACT:	ANALYSTS CONTACT:
Pat D. Hemlepp	Bette Jo Rozsa
Director, Corporate Media Relations	Managing Director, Investor Relations
614/716-1620	614/716-2840

FOR IMMEDIATE RELEASE

AEP REPORTS 2010 SECOND-QUARTER EARNINGS
•	Second-quarter earnings $0.28 per share GAAP, $0.74 ongoing
•	Company reaffirms 2010 ongoing earnings guidance of between $2.80 and $3.20 per share
•	Cost reduction and restructuring program results in net GAAP charge of $185 million
•	Industrial sales recover 9.4 percent from same period last year

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	2nd quarter ended June 30			Six months ended June 30
	2010	2009	Variance	2010	2009	Variance
Revenue ($ in billions)	3.4	3.2	0.2	6.9	6.7	0.2
Earnings ($ in millions):
GAAP	136	316	(180)	480	676	(196)
Ongoing	355	321	34	720	681	39
EPS ($):
GAAP	0.28	0.67	(0.39)	1.00	1.54	(0.54)
Ongoing	0.74	0.68	0.06	1.50	1.55	(0.05)
EPS based on 479mm shares in Q2 2010, 472mm in Q2 2009, 479mm in 6 mo. 2010 and 440mm in 6 mo. 2009

COLUMBUS, Ohio, July 30, 2010 – American Electric Power (NYSE: AEP) today reported 2010 second-quarter earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $136 million or $0.28 per share, compared with $316 million or $0.67 per share for second-quarter 2009.

Ongoing earnings (earnings excluding special items) for second-quarter 2010 were $355 million or $0.74 per share, compared with $321 million or $0.68 per share in second-quarter 2009.

GAAP earnings for the quarter were $219 million lower than ongoing earnings primarily because of charges incurred related to the cost reduction and restructuring program implemented in May 2010 and the disallowance by the Virginia State Corporation Commission of the recovery of $54 million related to the Mountaineer Plant carbon capture and storage project ($34 million net of tax). AEP has requested reconsideration of this portion of the order. As a result of the cost reduction and restructuring program, AEP eliminated 2,461 positions, or 11.5 percent of the previous workforce, and recorded a one-time charge of $293 million ($185 million net of tax) for severance and other restructuring-related costs.

Year-to-date GAAP earnings were $240 million lower than ongoing earnings and also included the effect of the enactment of the federal Patient Protection and Affordable Care Act. This resulted in a first-quarter $21 million unfavorable change in the tax treatment of post-employment health care costs associated with future reimbursement of Medicare Part D retiree prescription drug benefits.

The per-share results for second-quarter 2010 reflect the dilutive effect of additional shares outstanding, which reduced ongoing earnings by $0.01 per share for the quarter and $0.14 per share year to date.

A full reconciliation of GAAP earnings with ongoing earnings for the quarter and year to date is included in tables at the end of this news release.

“We had a solid financial performance in the second quarter in spite of the continued slow economic recovery,” said Michael G. Morris, AEP chairman, president and chief executive officer.

Morris noted that recovery in the industrial sector increased industrial sales 9.4 percent from second-quarter last year.

“We have seen improvement in the industrial sector from the lows of 2009, but demand in other sectors is essentially flat,” Morris said. “We benefited from our geographic diversity, with sales volumes by our western and Ohio utilities showing growth over the prior period, while sales volumes in our east regulated utilities have seen little improvement.

“Early in the economic downturn we implemented some cost-control measures, but the slow recovery made it necessary to take significant additional steps to further reduce costs,” Morris said. “The reduction in headcount and other measures we have taken will provide us with sustainable savings through future periods. The headcount reduction is part of a larger-scale reorganization designed to give our utility operating companies more accountability for bottom-line results.”

EARNINGS GUIDANCE

AEP reaffirmed its ongoing guidance range for 2010 of between $2.80 and $3.20 per share. In providing ongoing earnings guidance, there could be differences between ongoing earnings and GAAP earnings for matters such as, but not limited to, divestitures or changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

SUMMARY ONGOING RESULTS BY SEGMENT
$ in millions except EPS

	Q2 10	Q2 09	Variance	6 mo. 10	6 mo. 09	Variance
Utility Operations	348	326	22	710	669	41
Ongoing EPS	0.73	0.69	0.04	1.48	1.52	(0.04)
AEP River Operations	0	1	(1)	4	12	(8)
Ongoing EPS	0.00	0.00	0.00	0.01	0.03	(0.02)
Generation and Marketing	7	4	3	17	28	(11)
Ongoing EPS	0.01	0.01	0.00	0.03	0.06	(0.03)
All Other	0	(10)	10	(11)	(28)	17
Ongoing EPS	0.00	(0.02)	0.02	(0.02)	(0.06)	0.04
Ongoing Earnings	355	321	34	720	681	39
Ongoing EPS	0.74	0.68	0.06	1.50	1.55	(0.05)
EPS based on 479mm shares in Q2 2010, 472mm in Q2 2009, 479mm in 6 mo. 2010 and 440mm in 6 mo. 2009

Ongoing earnings from Utility Operations increased by $22 million during second-quarter 2010 compared with second-quarter 2009. This reflects the favorable impact of rate changes and the favorable weather throughout AEP’s utility service territory, which was partially offset by reduced marketing and trading activity.

AEP’s River Operations results for the period were comparable with last year.

Ongoing earnings from Generation and Marketing, which includes AEP’s non-regulated generating, marketing and risk management activities primarily in the Electric Reliability Council of Texas (ERCOT) area, increased $3 million when compared with the same period in 2009 because of improved wind farm earnings.

All Other, which includes the Parent Company and other investments, was higher in 2010 compared with 2009 primarily because of higher investment income.

ONGOING RESULTS FROM UTILITY OPERATIONS
$ in millions except EPS
	Q2 10	Q2 09	Variance	6 mo. 10	6 mo. 09	Variance
East Regulated Integrated Utilities	639	587	52	1,423	1,298	125
Ohio Companies	693	681	12	1,376	1,320	56
West Regulated Integrated Utilities	344	306	38	615	549	66
Texas Wires	152	139	13	302	266	36
Off-System Sales	58	70	(12)	132	131	1
Transmission Revenue - 3rd Party	88	90	(2)	182	174	8
Other Operating Revenue	127	187	(60)	250	393	(143)
Utility Gross Margin	2,101	2,060	41	4,280	4,131	149
Operations & Maintenance	(780)	(805)	25	(1,615)	(1,608)	(7)
Depreciation & Amortization	(394)	(388)	(6)	(792)	(761)	(31)
Taxes Other Than Income Taxes	(190)	(188)	(2)	(393)	(382)	(11)
Interest Expense & Preferred Dividend	(237)	(227)	(10)	(473)	(448)	(25)
Other Income & Deductions	41	24	17	81	55	26
Income Taxes	(193)	(150)	(43)	(378)	(318)	(60)
Utility Operations Ongoing Earnings	348	326	22	710	669	41
Ongoing EPS	0.73	0.69	0.04	1.48	1.52	(0.04)
EPS based on 479mm shares in Q2 2010, 472mm in Q2 2009, 479mm in 6 mo. 2010 and 440mm in 6 mo. 2009

Retail Sales – Results for the second quarter were $115 million higher than in the same period in 2009, primarily because of the favorable impact of weather, rate changes and improved industrial sales, indicating some overall improvement in the economy. Retail Sales includes the East Regulated Integrated Utilities, Ohio Companies, West Regulated Integrated Utilities and Texas Wires.

Off-System Sales – Gross margins from Off-System Sales for the second quarter were $12 million lower than the prior period, primarily because of reduced marketing and trading activity.

Transmission Revenues – 3rd Party – Transmission Revenues for second-quarter 2010 were comparable with the prior year.

Other Operating Revenue – Other Operating Revenue was lower in second-quarter 2010 when compared with the same period in 2009 primarily because of the accidental-outage insurance payments related to the September 2008 turbine vibration and subsequent outage at the Donald C. Cook Nuclear Plant in Bridgman, Mich. Receipt of insurance payments ceased when the unit returned to service in December 2009.

Operations & Maintenance – Operations & Maintenance expenses for second-quarter 2010 were lower by $25 million primarily as a result of an order allowing future recovery of storm damages related to December 2009 storms in Virginia.

Depreciation & Amortization – Depreciation expenses for second-quarter 2010 were comparable with the same period last year.

Interest Expense & Preferred Dividends – The increase in Interest Expense for second-quarter 2010 was primarily because of increased long-term debt outstanding when compared with 2009.

Other Income & Deductions – The increase in Other Income & Deductions for the second quarter compared with the same period in 2009 was primarily because of increased interest income and higher carrying-cost income.

WEBCAST

American Electric Power’s quarterly conference call with financial analysts will be broadcast live over the Internet at 9 a.m. EDT today at http://www.aep.com/go/webcasts. The webcast will include audio of the conference call and visuals of charts and graphics referred to by AEP management during the call. The charts and graphics will be available for download at http://www.aep.com/go/webcasts.

The call will be archived on http://www.aep.com/go/webcasts for those unable to listen during the live webcast. Archived calls also are available as podcasts.

Minimum requirements to listen to broadcast: Windows Media Player software, free from http://windowsmedia.com/download, and at least a 56Kbps connection to the Internet.
---

American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP ranks among the nation’s largest generators of electricity, owning nearly 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation’s largest electricity transmission system, a nearly 39,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP’s transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP’s utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP’s headquarters are in Columbus, Ohio.
---
AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. AEP’s management believes that the company’s ongoing earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide a more meaningful representation of the company’s performance. AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses ongoing earnings data internally to measure performance against budget and to report to AEP’s board of directors.
---
This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: the economic climate and growth in, or contraction within, AEP’s service territory and changes in market demand and demographic patterns; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impairing AEP’s ability to finance new capital projects and refinance existing debt at attractive rates; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; electric load and customer growth; weather conditions, including storms, and AEP’s ability to recover significant storm restoration costs through applicable rate mechanisms; available sources and costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of necessary generating capacity and the performance of AEP’s generating plants; AEP’s ability to recover Indiana Michigan Power’s Donald C. Cook Nuclear Plant Unit 1 restoration costs through warranty, insurance and the regulatory process; AEP’s ability to recover regulatory assets and stranded costs in connection with deregulation; AEP’s ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP’s ability to build or acquire generating capacity, including the Turk Plant, and transmission line facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs (including the costs of projects that are cancelled) through applicable rate cases or competitive rates; new legislation, litigation and government regulation, including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances or additional regulation of flyash and similar combustion products that could impact the continued operation and cost recovery of AEP’s plants; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance); resolution of litigation (including AEP’s dispute with Bank of America); AEP’s ability to constrain operation and maintenance costs; AEP’s ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas, coal, nuclear fuel and other energy-related commodities; changes in utility regulation, including the implementation of electric security plans and related regulation in Ohio and the allocation of costs within regional transmission organizations, including PJM and SPP; accounting pronouncements periodically issued by accounting standard-setting bodies; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans and nuclear decommissioning trust and the impact on future funding requirements; prices and demand for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.

American Electric Power
Financial Results for 2nd Quarter 2010 Actual vs 2nd Quarter 2009 Actual

		2010 Actual		2009 Actual
		($ millions)	EPS	($ millions)	EPS

	UTILITY OPERATIONS:
	Gross Margin:
1	East Regulated Integrated Utilities	639		587
2	Ohio Companies	693		681
3	West Regulated Integrated Utilities	344		306
4	Texas Wires	152		139
5	Off-System Sales	58		70
6	Transmission Revenue - 3rd Party	88		90
7	Other Operating Revenue	127		187
8	Utility Gross Margin	2,101		2,060

9	Operations & Maintenance	(780)		(805)
10	Depreciation & Amortization	(394)		(388)
11	Taxes Other than Income Taxes	(190)		(188)
12	Interest Exp & Preferred Dividend	(237)		(227)
13	Other Income & Deductions	41		24
14	Income Taxes	(193)		(150)
15	Utility Operations Ongoing Earnings	348	0.73	326	0.69

	NON-UTILITY OPERATIONS:
16	AEP River Operations	-	-	1	-
17	Generation & Marketing	7	0.01	4	0.01

18	Parent & Other Ongoing Earnings	-	-	(10)	(0.02)

19	ONGOING EARNINGS	355	0.74	321	0.68

Note:	For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power

Financial Results for the 2nd Quarter 2010
Reconciliation of Ongoing to Reported Earnings

	2010
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	348	-	7	-	355	$0.74

Other:
Restructuring Program	(183)	(1)	-	(1)	(185)	$(0.39)
Carbon Capture - APCo Virginia	(34)	-	-	-	(34)	(0.07)

Total Special Items	(217)	(1)	-	(1)	(219)	$(0.46)

Reported Earnings	131	(1)	7	(1)	136	$0.28

Financial Results for the 2nd Quarter 2009
Reconciliation of Ongoing to Reported Earnings

	2009
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	326	1	4	(10)	321	$0.68

Other:
SWEPCo SFAS 71	(5)	-	-	-	(5)	$(0.01)

Total Special Items	(5)	-	-	-	(5)	$(0.01)

Reported Earnings	321	1	4	(10)	316	$0.67

American Electric Power
Summary of Selected Sales Data

(Data based on preliminary, unaudited results)

	Three Months Ending June 30,
ENERGY & DELIVERY SUMMARY	2010	2009	Change

Retail Electric (in millions of kWh):
Residential	12,659	12,391	2.2%
Commercial	13,002	12,595	3.2%
Industrial	14,662	13,400	9.4%
Miscellaneous	783	771	1.6%
Total Retail (a)	41,106	39,157	5.0%

Wholesale Electric (in millions of kWh): (b)	7,019	7,170	-2.1%

Total KWHs	48,125	46,327	3.9%

(a) Includes energy delivered to customers served by AEP's Texas Wires Companies

(b) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

American Electric Power
Financial Results for YTD June 2010 Actual vs YTD June 2009 Actual

		2010 Actual		2009 Actual
		($ millions)	EPS	($ millions)	EPS

	UTILITY OPERATIONS:
	Gross Margin:
1	East Regulated Integrated Utilities	1,423		1,298
2	Ohio Companies	1,376		1,320
3	West Regulated Integrated Utilities	615		549
4	Texas Wires	302		266
5	Off-System Sales	132		131
6	Transmission Revenue - 3rd Party	182		174
7	Other Operating Revenue	250		393
8	Utility Gross Margin	4,280		4,131

9	Operations & Maintenance	(1,615)		(1,608)
10	Depreciation & Amortization	(792)		(761)
11	Taxes Other than Income Taxes	(393)		(382)
12	Interest Exp & Preferred Dividend	(473)		(448)
13	Other Income & Deductions	81		55
14	Income Taxes	(378)		(318)
15	Utility Operations Ongoing Earnings	710	1.48	669	1.52

	NON-UTILITY OPERATIONS:
16	AEP River Operations	4	0.01	12	0.03
17	Generation & Marketing	17	0.03	28	0.06

18	Parent & Other Ongoing Earnings	(11)	(0.02)	(28)	(0.06)

19	ONGOING EARNINGS	720	1.50	681	1.55

Note:	For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power

Financial Results for Year-to-Date 2010
Reconciliation of Ongoing to Reported Earnings

	2010
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	710	4	17	(11)	720	$1.50

Other
Restructuring Program	(183)	(1)	-	(1)	(185)	$(0.39)
Carbon Capture - APCo Virginia	(34)	-	-	-	(34)	(0.07)
Medicare D Subsidy	(20)	(1)	-	-	(21)	(0.04)

Total Special Items	(237)	(2)	-	(1)	(240)	$(0.50)

Reported Earnings	473	2	17	(12)	480	$1.00

Financial Results for Year-to-Date 2009
Reconciliation of Ongoing to Reported Earnings

	2009
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	669	12	28	(28)	681	$1.55

Other
SWEPCo SFAS 71	(5)	-	-	-	(5)	$(0.01)

Total Special Items	(5)	-	-	-	(5)	$(0.01)

Reported Earnings	664	12	28	(28)	676	$1.54

American Electric Power
Summary of Selected Sales Data

(Data based on preliminary, unaudited results)

	Six Months Ending June 30,
ENERGY & DELIVERY SUMMARY	2010	2009	Change

Retail Electric (in millions of kWh):
Residential	30,433	28,762	5.8%
Commercial	24,476	24,205	1.1%
Industrial	28,044	26,922	4.2%
Miscellaneous	1,495	1,490	0.3%
Total Retail (a)	84,448	81,379	3.8%

Wholesale Electric (in millions of kWh): (b)	15,157	13,944	8.7%

Total KWHs	99,605	95,323	4.5%

(a) Includes energy delivered to customers served by AEP's Texas Wires Companies

(b) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.